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                                                                     EXHIBIT 3.2

                                    BY-LAW NO. 1

                             a by-law relating generally

                          to the conduct of the affairs of

                          ROSEDALE DECORATIVE PRODUCTS LTD.
                                 (the "Corporation")



                                       CONTENTS

ARTICLE 1           -    Interpretation

ARTICLE 2           -    Seal, Registered Office and Financial Year

ARTICLE 3           -    Directors

ARTICLE 4           -    Meetings of Directors

ARTICLE 5           -    Officers

ARTICLE 6           -    Protection of Directors and Officers and Others

ARTICLE 7           -    Meetings of Shareholders

ARTICLE 8           -    Shares and Transfers

ARTICLE 9           -    Voting Shares in Other Companies

ARTICLE 10          -    Information Available to Shareholders

ARTICLE 11          -    Dividends

ARTICLE 12          -    Notices

ARTICLE 13          -    Custody of Securities

ARTICLE 14          -    Execution of Instruments

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ARTICLE 1

INTERPRETATION

1.1 In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

     (i) "ACT" means the Business Corporations Act, R.S.O. 1990, c. B.16 as from time to time amended and every statute that may be substituted therefor;

     (ii) "REGULATIONS" means the Regulations made under the Act as from time to time amended and every regulation that may be substituted therefor;

     (iii)  "BOARD" means the Board of Directors of the Corporation;

     (iv) all terms which are used in this or any other by-law of the Corporation and which are defined in the Act or the Regulations shall have the meanings given to them in the Act or the Regulations;

     (v) words importing the singular number include the plural and vice versa;

     (vi) words importing the masculine gender include the feminine and neuter genders; and

     (vii) the word "person" includes individuals, bodies corporate, corporations, companies, partnerships, syndicates, trusts and unincorporated organizations.

                                      ARTICLE 2

                      SEAL, REGISTERED OFFICE AND FINANCIAL YEAR

2.1 SEAL - The Corporation may but need not have a corporate seal. Any corporate seal adopted for the Corporation shall be such as the Board of Directors may from time to time approve by resolution.

2.2 REGISTERED OFFICE - The shareholders may from time to time by special resolution fix the municipality or geographic township in Ontario in which the Corporation's registered office is located. The directors may from time to time by resolution fix the location of the registered office within such municipality or geographic township.

2.3 FINANCIAL YEAR - The financial year of the Corporation shall terminate on such date in each year as the directors may from time to time by resolution determine.

                                      ARTICLE 3

                                      DIRECTORS

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3.1  POWER OF DIRECTORS - Subject to any unanimous shareholder agreement, the directors shall manage or supervise the management of the business and affairs of the Corporation.

3.2 NUMBER AND QUORUM -The Board of Directors shall consist of the number of directors set out in the Articles of the Corporation or, where a minimum and maximum number is provided for in the Articles, such number of directors as shall be determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the directors. The quorum for the transaction of business at any meeting of the Board shall consist of a majority of the number of directors.

3.3 QUALIFICATION - Each director shall be eighteen (18) or more years of age and no person who is not an individual, who has the status of a bankrupt or who is of unsound mind and has been so found by a court in Canada or elsewhere shall be a director. A director need not be a shareholder.

3.4 RESIDENT CANADIANS - A majority of the directors shall be resident Canadians, but where the Corporation has only one or two directors, that director or one of the two directors, as the case may be, shall be a resident Canadian.

3.5 ELECTION AND TERM - The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or shareholders shall have otherwise determined in accordance with the Act. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

3.6 REMOVAL OF DIRECTORS - Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at an annual or special meeting of shareholders, remove any director or directors from office before the expiration of his term of office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

3.7 VACANCIES - Vacancies among the directors shall be filled in compliance with the Act.

3.8  VACATION OF OFFICE - The office of a director shall ipso facto be vacated:

     (a) if he dies; (b) if he becomes bankrupt or suspends payment of his debts generally or compounds with his creditors or makes an authorized assignment or is declared insolvent; (c) if he is found to be of unsound mind or a mentally incompetent person; or (d) subject to the provisions of the Act if by notice in writing to the Corporation he resigns his office. Any such resignation shall be effective at the time it is received by the Corporation or at the time specified in the resignation, whichever is later.

3.9 COMMITTEE OF DIRECTORS - The directors may appoint from among their number a committee of directors and, subject to the provisions of the Act, may delegate to such committee any of the powers of the directors. A majority of the directors of any such committee must be

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resident Canadians.

3.10 TRANSACTION OF BUSINESS - The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Ontario.

3.11 PROCEDURE - Unless otherwise determined by the Board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its Chairman and to regulate its procedure.

3.12 REMUNERATION OF DIRECTORS - The remuneration to be paid to the directors shall be such as the Board shall from time to time determine and such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a member of the Board. The directors may also award special remuneration to any director undertaking any special services on the Corporation's behalf other than the routine work ordinarily required of a director by the Corporation and the confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their traveling and other expenses properly incurred by them in connection with the affairs of the Corporation.

3.13 DISCLOSURE OF INTEREST - Every director or officer of the Corporation who is a party to a material contract or a proposed material contract with the Corporation or who is the director or an officer of, or has a material interest in, any person who is a party to a material contract, or a proposed material contract, with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act.

                                      ARTICLE 4

                                MEETINGS OF DIRECTORS

4.1 NOTICE OF MEETING - Meetings of the Board shall be held from time to time at such place, at such time and on such day as the Chairman of the Board, if any, the President or any two directors may determine, and the Secretary shall call meetings when so directed or so authorized. Notice of every meeting so called shall be delivered or mailed or sent by telegram, telex, facsimile or other electronic means to each director not less than forty-eight (48) hours before the time when the meeting is to be held. No notice of a meeting shall be necessary if all the directors are present or if those absent have waived notice of or have otherwise signified their consent to the holding of such meeting.

4.2 FIRST MEETING OF NEW BOARD - For the first meeting of the Board to be held immediately following the election of directors by the shareholders or for a meeting of the Board at which a director is appointed to fill a vacancy in the Board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order to legally constitute the meeting, provided that a quorum of the directors is present.

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4.3  PLACE OF MEETING - Meetings of the Board and of a committee of directors may be held at any place within or outside of Ontario and in any financial year of the Corporation a majority of the meetings of the Board of Directors of the Corporation need not be held within Canada.

4.4 MEETINGS BY TELEPHONE - If all the directors present at or participating in a meeting consent, a meeting of the directors or of a committee of directors may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means shall be deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board and of committees of the Board held while a director holds office.

4.5 VOTING - At all meetings of the Board, every question shall be decided by a majority of the votes cast. In case of an equality of votes the Chairman of the meeting shall not be entitled to a second or casting vote in addition to his original vote.

4.6 CHAIRMAN - The Chairman of the Board, if elected and present, and otherwise the President, shall be Chairman of any meeting of the Board. If no such officer is present the directors present shall choose one of their members to be Chairman.

4.7 TRANSACTION OF BUSINESS BY SIGNATURE - A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors is as valid as if it had been passed at a meeting of directors or a committee of directors.

                                      ARTICLE 5

                                       OFFICERS

5.1 APPOINTMENT - The Board may annually, or more often as may be necessary, appoint a Chairman of the Board, a Managing Director, a President, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as the Board may determine including one or more assistants to any of the officers so appointed. None of the said officers, except the Chairman of the Board and the Managing Director, need be a director. Any two of the said offices may be held by the same person. If the same person holds the office of Secretary and Treasurer, he may, but need not, be known as the Secretary-Treasurer. The Board may from time to time appoint such other officers and agents as it shall deem necessary who shall have such authority and shall perform such duties as may from time to time be determined by the Board.

5.2 REMUNERATION AND REMOVAL - The terms of employment and remuneration of all officers appointed by the Board (including the President) shall be determined, or the manner of determination thereof provided for, from time to time by the Board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall

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be subject to removal by the Board at any time, with or without cause.

5.3 CHAIRMAN OF THE BOARD - From time to time the Board may appoint a Chairman of the Board who shall be a director. If so appointed, the Chairman of the Board shall, if present, preside at all meetings of the Board and at all meetings of shareholders. In addition, the Chairman of the Board shall be the chief executive officer of the Corporation and shall have the same duties as the President and he shall have such other powers and duties as the Board may prescribe. During the absence or disability of the Chairman of the Board, his duties shall be performed and his powers exercised by the Managing Director, if any, or by the President.

5.4 MANAGING DIRECTOR - The Managing Director shall, if appointed, be a resident Canadian and shall exercise such powers and have such authority as may be delegated to him by the Board in accordance with the provisions of the Act. During the absence or disability of the President, or if no President has been appointed, the Managing Director shall also have the powers and duties of that office.

5.5 PRESIDENT - The President shall have responsibility for the general management and direction of the business and affairs of the Corporation, subject to the authority of the Board. During the absence or disability of the Managing Director, or if no Managing Director has been appointed, the President shall also have the powers and duties of that office.

5.6 VICE-PRESIDENT - A Vice-President shall perform such duties and exercise such powers as the President may from time to time delegate to him or as the Board may prescribe.

5.7 SECRETARY - The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees. He shall attend all meetings of the directors and of the shareholders and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings. He shall be the custodian of all books, papers, records, documents and other instruments belonging to the Corporation. He shall perform such other duties as may from time to time be prescribed by the Board or the chief executive officer.

5.8 TREASURER - The Treasurer shall ensure that adequate accounting records are prepared and maintained and shall keep, or cause to be kept, full and accurate books of account in which shall be recorded all receipts and disbursements of the Corporation and, subject to the direction of the Board, shall control the deposit of money, the safekeeping of securities and the disbursement of funds of the Corporation. He shall provide to the Board whenever required of him an account of all his transactions as Treasurer and of the financial position of the Corporation and he shall perform such other duties as may from time to time be prescribed by the Board or the chief executive officer.

5.9 OTHER OFFICERS - The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the Board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board otherwise directs.

5.10 VARIATION OF POWERS AND DUTIES - The Board may from time to time and subject

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to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

5.11 TERM OF OFFICE - The Board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise each officer appointed by the Board shall hold office until his successor is appointed.

                                      ARTICLE 6

                   PROTECTION OF DIRECTORS AND OFFICERS AND OTHERS

6.1 LIMITATION OF LIABILITY - No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; providing that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

6.2 INDEMNITY - Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

     (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

6.3 INSURANCE - Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the Board may from time to time determine.

                                      ARTICLE 7

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                               MEETINGS OF SHAREHOLDERS

7.1 ANNUAL MEETING - The annual meeting of shareholders shall be held on such day in each year and at such time and place in or outside Ontario as the directors may determine for the purpose of hearing and receiving the reports and statements required by the Act to be placed before the shareholders at any annual meeting, electing directors, appointing auditors (unless the Corporation is exempted from appointing auditors) and fixing or authorizing the Board of Directors to fix their remuneration and for the transaction of such other business as may properly be brought before the meeting.

7.2 SPECIAL MEETINGS - The Board, the Chairman of the Board, the Managing Director, the President or a Vice-President who is a director shall have the power at any time to call a special meeting of the shareholders of the Corporation to be held at any time and place in or outside Ontario.

     The phrase "meeting of shareholders" wherever it occurs in this by-law shall mean and include an annual meeting of shareholders, a special meeting of shareholders and any meeting of any class or classes of shareholders.

7.3 PLACE OF MEETINGS. Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the Board shall so determine, at some other place in or outside Canada.

7.4 NOTICE - Notice of the time and place of each meeting of shareholders shall be given not less than ten (10) days nor more than fifty (50) days before the day on which the meeting is to be held, to the auditor (if any), the directors and to each shareholder entitled to vote at the meeting. Notice of a special meeting of shareholders shall state the nature of the business to be transacted in sufficient detail to permit the shareholders to form a reasoned judgment and shall state the text of any special resolution to be submitted to the meeting.
A meeting of shareholders may be held at any time without notice if all of the shareholders entitled to vote thereat are present or represented by proxy and do not object to the holding of the meeting or those not so present or represented by proxy have waived notice, if the auditor (if any) and the directors are present or have waived notice of or otherwise consent to such meeting being held.

7.5 OMISSION OF NOTICE - The accidental omission to give notice of any meeting or the non-receipt of any notice by any shareholder or shareholders, by any director or directors or by the auditor of the Corporation shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

7.6 LIST OF SHAREHOLDERS ENTITLED TO NOTICE - For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to section 7.7, the shareholders listed shall be those registered at the close of business on that record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is

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given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such a meeting shall be deemed to be a list of shareholders.

7.7 RECORD DATE FOR NOTICE - The Board may fix in advance a date, preceding the date of any meeting of shareholders by not more than fifty (50) days and not less than 21 days, as a record date for the determination of the shareholders entitled to notice of the meeting, and notice of any such record date shall be given not less than seven (7) days before the record date, by newspaper advertisement in the manner provided in the Act. If no such record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day preceding the day on which the notice is given or, if no notice is given, shall be the day on which the meeting is held.

7.8 CHAIRMAN, SECRETARY AND SCRUTINEERS - The Chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: Chairman of the Board, President, Managing Director, or a Vice-President who is a shareholder. If no such officer is present within fifteen (15) minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be Chairman. Notwithstanding the foregoing, the person designated to act as Chairman of a meeting of shareholders pursuant to the first sentence of this section 7.8 shall have the right to appoint any person, who need not be a shareholder, to act as Chairman of such meeting in his place and stead. If the Secretary of the Corporation is absent, the Chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the Chairman with the consent of the meeting.

7.9 PERSONS ENTITLED TO BE PRESENT - The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors of the Corporation, the auditor of the Corporation (if any) and others who although not entitled to vote are entitled or required under the provisions of the Act or by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with the consent of the meeting.

7.10 QUORUM - Subject to the Act, a quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote at the meeting or a duly appointed proxyholder or representative for a shareholder so entitled. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting even if a quorum is not present throughout the meeting. If a quorum is not present at the time appointed for the meeting or within a reasonable time thereafter that the shareholders may determine, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

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7.11 RIGHT TO VOTE - Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in section 7.6, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except, where the Corporation has fixed a record date in respect of such meeting pursuant to section 7.7, to the extent that such person has transferred any of his shares after such record date and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands not later than ten
(10) days before the meeting that his name be included to vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

7.12 REPRESENTATIVES - An executor, administrator, committee of a mentally incompetent person, guardian or trustee and where a corporation is such executor, administrator, committee of a mentally incompetent person, guardian or trustee, any person duly appointed a proxy for such corporation, upon filing with the secretary of the meeting sufficient proof of his appointment, shall represent the shares in his or its hands at all meetings of the shareholders of the Corporation and may vote accordingly as a shareholder in the same manner and to the same extent as the shareholder of record.

7.13 PROXIES - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

7.14 TIME FOR DEPOSIT OF PROXIES - The Board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than forty-eight (48) hours exclusive of Saturdays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the Secretary of the Corporation or by the Chairman of the meeting or any adjournment thereof prior to the time of voting.

7.15 JOINT SHAREHOLDERS - If two (2) or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two (2) or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

7.16 VOTES TO GOVERN. At all meetings of shareholders every question shall be determined by a majority of the votes cast on the question, unless otherwise required by the Articles or by-laws or by the Act. In the case of an equality of votes at any meeting of shareholders, either upon a show of hands or upon a poll, the Chairman of the meeting shall not be entitled to a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

7.17 SHOW OF HANDS - Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a poll thereon is required or demanded. Upon a show of hands, every shareholder present in person or represented by proxy and entitled to vote shall have one vote. Whenever the vote by show of hands shall have been taken upon a question, a declaration by the Chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceedings in respect of the question and the result of the vote so taken shall be the decision of the shareholders upon the said question.

7.18 POLLS - If a poll is required by the Chairman of the meeting, or is demanded by any shareholder who is present in person or represented by proxy and entitled to vote on the question (whether the poll is required or demanded either before or after a vote has been taken upon the question by a show of hands), and such requirement or demand is not withdrawn, a poll upon the question shall be taken by ballot or in such other manner as the Chairman of the meeting may direct. Upon a poll, each shareholder who is present or represented by proxy shall (subject to the provisions, if any, of the Articles of the Corporation) be entitled to one vote for each share in respect of which he is entitled to vote on the question. A demand for a poll may be withdrawn.

7.19 ADJOURNMENT- The Chairman at a meeting of the shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time to a fixed time and place. If a meeting of shareholders is adjourned for less than thirty (30) days no notice of the adjourned meeting need be given to the shareholders. If a meeting of shareholders is adjourned by one or more adjournments for thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting.

7.20 RESOLUTION IN WRITING - Subject to the provisions of the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid and effective as if passed at a meeting of the shareholders duly called, constituted and held for that purpose.

                                      ARTICLE 8

                                 SHARES AND TRANSFERS


8.1 ALLOTMENT AND ISSUE - Subject to the provisions of the Act, shares in the capital of the Corporation may be allotted and issued by the Board at such times and on such terms and conditions and to such persons or class of persons as the Board determines.

8.2 PAYMENT OF COMMISSIONS - The Board may authorize the Corporation to pay a commission to any persons in consideration of their purchasing or agreeing to purchase shares of the Corporation, or procuring or agreeing to procure purchasers for such shares.

8.3 REGISTRATION OF TRANSFER - Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board, upon compliance with such restrictions on transfer as are authorized by the Articles and upon satisfaction of any lien referred to in section 8.7.

8.4 SHARE CERTIFICATES - Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgments of a shareholder's right to a share certificate, respectively, shall be in such form as the Board shall from time to time approve. Any share certificate shall be signed in accordance with section 14.2; provided that, unless the Board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. A share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of the transfer agent and/or registrar. Any additional signatures required may be printed or otherwise mechanically reproduced. A share certificate executed as aforesaid shall be valid notwithstanding that any of the directors or officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

8.5 TRANSFER AGENT AND REGISTRAR - The directors may from time to time by resolution appoint or remove one or more transfer agents and/or branch transfer agents and/or registrars and/or branch registrars (which may or may not be the same individual or body corporate) for the securities issued by the Corporation in registered form (or for such securities of any class or classes) and may provide for the registration of transfers of such securities (or such securities of any class or classes) in one or more places and such transfer agents and/or branch transfer agents and/or registrars and/or branch registrars shall keep all necessary books and registers of the Corporation for the registering of such securities (or such securities of the class or classes in respect of which any such appointment has been made). In the event of any such appointment in respect of the shares (or the shares of any class or classes) of the Corporation, all share certificates issued by the Corporation in respect of the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Corporation shall be countersigned by or on behalf of one of the said transfer agents and/or branch transfer agents or by or on behalf of one of the said registrars and/or branch registrars, if any.

8.6 LIEN FOR INDEBTEDNESS - The Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.


8.7 ENFORCEMENT OF LIEN - The lien referred to in the preceding section may be enforced by any means permitted by law and:

     (a) where the share or shares are redeemable pursuant to the Articles of the Corporation by redeeming such share or shares and applying the redemption price to the debt;

     (b) subject to the Act, by purchasing the share or shares for cancellation for a price equal to the book value of such share or shares and applying the proceeds to the debt;

     (c) by selling the share or shares to any third party whether or not such party is at arms length to the Corporation, and including, without limitation, any officer or director of the Corporation for the best price which the directors consider to be obtainable for such share or shares; or

     (d) by refusing to register a transfer of such share or shares until the debt is paid.

8.8 NON-RECOGNITION OF TRUSTS - The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by statute, be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any share or to recognize any such claim to or interest in such share on the part of any person other than the registered holder thereof.

8.9 LOST CERTIFICATES - The Board or any officer or agent designated by the Board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate that has been lost, apparently destroyed or wrongfully taken on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

8.10 JOINT SHAREHOLDERS - If two (2) or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.11 DECEASED SHAREHOLDERS - In the event of the death of a holder of any share, the Corporation shall not be required to make any entry in the register of shareholders in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agent. Where shares are issued to joint holders, upon satisfactory proof of the death of one joint holder, the Corporation may treat the surviving joint/holder or holders as the issuer of the shares.

                                      ARTICLE 9

                           VOTING SHARES IN OTHER COMPANIES

9.1 All of the shares or other securities carrying voting rights of any other body corporate held from time to time by the Corporation may be voted at any and all meetings of shareholders, bondholders, debenture holders or holders of other securities (as the case may be) of such other body corporate and in such manner and by such person or persons as the Board shall from time to time determine. The proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the Board.

                                      ARTICLE 10

                        INFORMATION AVAILABLE TO SHAREHOLDERS

10.1 DISCOVERY OF INFORMATION - Except as provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details of conduct of the Corporation's business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public.

10.2 INSPECTION OF RECORDS - The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the Board or by a resolution of the shareholders.

                                      ARTICLE 11

                                      DIVIDENDS

11.1 DECLARATION - Subject to the provisions of the Act, the Board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

11.2 PAYMENT - A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class in respect of which it has been declared, and delivered or mailed by ordinary mail postage prepaid to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque is not paid on presentation.

11.3 NON-RECEIPT OF CHEQUES - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

                                      ARTICLE 12

                                       NOTICES

12.1 SERVICE - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the Articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communications. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box and shall be deemed to have been received on the fifth day after mailing, and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the Board in accordance with any information believed by him to be reliable. The recorded address of a director shall be his latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current.

12.2 SHARES REGISTERED IN SEVERAL NAMES - All notices or other documents with respect to any shares registered in more than one name shall be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice to all the holders of such shares.

12.3 ENTITLEMENT BY OPERATION OF LAW - Subject to the provisions of the Act, every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any share or shares shall be bound by every notice or other document in respect of such share or shares which previous to his name and address being entered on the books of the Corporation shall be duly given to the person or persons from whom he derives his title to such share or shares.

12.4 NOTICE DECEASED SHAREHOLDERS - Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased, and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with any other person or persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his heirs, executors or administrators and on all persons, if any, interested through him or with him in such shares.

12.5 SIGNATURE TO NOTICES - The signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

12.6 COMPUTATION OF TIME - In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be included and the date of the meeting or other event shall not be included.

12.7 OMISSIONS AND ERRORS - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

12.8 PROOF OF SERVICE- With respect to every notice or other document sent by post it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed as provided in this by-law and put into a Post Office or into a public letter box. A certificate of an officer of the Corporation in office at the time of the making of the certificate or an officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to the facts in relation to the mailing or delivery of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation as the case may be.

12.9 WAIVER OF NOTICE - Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the Board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provisions of the Act, the regulations thereunder, the Articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the Board which may be given in any manner.

                                      ARTICLE 13

                                CUSTODY OF SECURITIES

13.1 SAFEKFFPING - All shares and securities owned by the Corporation shall be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box or, if so authorized by the Board, with such other depositories or in such other manner as may be determined from time to time by the Board.

13.2 NOMINEES - All share certificates, bonds, debentures, notes or other obligations or securities belonging to the Corporation may be issued or held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with the right of survivorship) and may be endorsed in blank with endorsement guaranteed in order to enable transfer to be completed and registration to be effected.

                                      ARTICLE 14

                               EXECUTION OF INSTRUMENTS

14.1 CHEQUES, DRAFTS AND NOTES - All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or persons, whether or not officers of the Corporation, and in such manner as the Board may from time to time designate.

14.2 CONTRACTS, DOCUMENTS OR OTHER INSTRUMENTS - Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by the President and Chairman of the Board or any office created by by-law or resolution of the Board. All contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board shall have power from time to time by resolution to appoint any officer or officers or any person or persons on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

     In particular, without limiting the generality of the foregoing, the officer or officers or the person or persons hereinbefore set out shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

     The term "contracts, documents or instruments in writings" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings.

14.3 SEALING OF CONTRACTS - The seal (if any) of the Corporation may when required be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by resolution by the Board.

     ENACTED October 1st, 1997.


______________________________               _________________________________
Chairman - Alan Fine                         President - Sidney Ackerman